[NCI Business Systems Logo]
NCI Building Systems Reports Third Quarter Fiscal 2011 Results
— Revenues Up 6.9% Year-Over-Year; Operating Income Up 6.1 Times —
— Operating Profitability Achieved by All Three Groups: Coatings, Components and Buildings —
— Adjusted EBITDA was $14.7 Million; Net Income was $2.6 Million —
— Bookings Were Up 42% Year-on-Year; Buildings Group Backlog Increased to $225 Million —
HOUSTON, TX — September 7, 2011 — NCI Building Systems, Inc. (NYSE: NCS) today reported financial results for the third quarter ended July 31, 2011.
Third Quarter 2011 Financial Results
“Our third quarter performance demonstrated our ability to drive significant earnings improvement from a relatively modest pick-up in demand from certain of our market sectors. Operating income increased more than six-fold on 6.9% year-over-year revenue growth, reflecting the strength of our integrated business model, which provides important efficiency advantages and resilience to fluctuations in material costs,” said Norman C. Chambers, Chairman, President and Chief Executive Officer. “This was the best quarterly performance that we have reported in the last two years, and it was achieved in a market in which volumes declined 15% as measured in square feet, according to McGraw-Hill data.”
Mr. Chambers continued, “Each of our business units achieved operating profitability in the third quarter. As anticipated, the Buildings group posted the greatest year-over-year progress benefitting from our continued emphasis on commercial discipline and our prior investments to upgrade our drafting and engineering processes. Bookings grew 24% sequentially and 42% year-over-year, and our backlog increased 7% sequentially to $225 million. For the first time in nearly three years, our Buildings group began to see a return of the more complex, higher-value projects that were previously an integral part of our business.
“Similar to the prior period, we experienced an approximate 30% increase in the velocity of converting our backlog to production in the third quarter, compared to the last several years. This resulted from the increasing percentage of ’book for production business‘ as well as our shortened delivery times.”
For the third quarter, sales were $262 million, up 6.9% from the $245 million reported in last year’s third quarter and a 16.2% sequential increase over the $226 million reported in the prior quarter. Gross profit margin was 21.7% compared to 20.5% in the year-ago third quarter and 22.5% in the prior quarter.
Engineering, selling, general and administrative expenses were $50.9 million, or 19.4% of revenues. This compares to $48.7 million, or 19.9% of revenues in last year’s third quarter, and $52.7 million, or 23.3% of revenues in the prior quarter. The Company posted an adjusted operating profit of $5.9 million compared to last year’s third quarter adjusted operating profit of $1.6 million and an adjusted operating loss of $0.5 million in the second quarter of fiscal 2011. Adjusted EBITDA, defined as earnings before interest, taxes, depreciation and amortization, and cash and other non-cash items, in accordance with the Company’s bank credit agreement was $14.7 million compared to $10.2 million in last year’s third quarter and $7.7 million for the 2011 second quarter.
For the third quarter, the Company reported net income of $2.6 million. The net loss applicable to common shares was $13.1 million, which included the accrual of preferred stock dividends and accretion of $9.2 million and a non-cash beneficial conversion feature charge of $6.5 million. This compares to a net loss of $16.5 million in the 2010 third quarter, which included the accrual of preferred stock dividends and accretion of $8.6 million and a non-cash beneficial conversion feature charge of $4.6 million. In the 2011 second quarter, the net loss applicable to common shares was $9.2 million, which included the accrual of convertible preferred stock dividends and accretion of $6.3 million and a non-cash beneficial conversion feature benefit of $0.2 million.
For this year’s third quarter, the adjusted loss per diluted share, excluding the non-cash beneficial conversion charge, was $0.38; the reported net loss per diluted share was $0.71. This compares to an adjusted net loss per diluted share of $0.64 and a reported net loss per diluted share of $0.90 in last year’s third quarter, and an adjusted net loss per diluted share of $0.48 and a reported net loss per diluted share of $0.51 in the 2011 second quarter.
The weighted average number of common shares used in the calculation of third quarter 2011 per share amounts was 18.5 million compared to 18.3 million last year.
Inventory levels increased 10.5% over last year’s third quarter to $116.3 million, reflecting a lower volume of steel offset by higher prices. Annualized inventory turnover was 7.0 turns for the third quarter compared to 7.2 turns for the third quarter last year.
Capital expenditures were $14.7 million for the 9 month period, inclusive of $6.7 million associated with retooling two plants for the Insulated Metal Panel (IMP) product line. Net cash from operating activities was positive $5.4 million.
Third Quarter Segment Performance
The Company reported an adjusted operating profit of $5.9 million, which is reconciled with the reported GAAP operating income (loss) in the table below.

NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO
ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES
(Unaudited)
(In thousands)

	For the Three Months Ended July 31, 2011
			Engineered
	Metal Coil	Metal	Building
	Coating	Components	Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$5,219	$6,545	$7,877	$(13,072)	$6,569
Asset recovery	—	93	—		(93)
Restructuring recovery	—	—	(575)	—	(575)

“Adjusted” operating income (loss)(1)	$5,219	$6,452	$7,302	$(13,072)	$5,901

(1)	The Company discloses a tabular comparison of “Adjusted” operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. “Adjusted” operating income (loss) should not be considered in insolation or as a substitute for operating income (loss) as reported on the face of our statement of operations.

“Each of our three business segments continued to operate in a challenging business environment characterized by weak demand and fluctuating steel costs. Our integrated business model helped us navigate these difficult economic conditions and mitigate the impact of sequentially higher steel costs,” Mr. Chambers said.
The Components group’s sales results benefitted from increased shipments of its insulated metal panels and roofing products, and the segment posted a 4% increase in third party sales this quarter,

although tonnage shipped declined compared to last year’s third quarter as a result of lower nonresidential starts. Through commercial discipline and cost containment, this segment maintained a reasonable operating margin despite lower operating leverage.
The Coatings group continued to successfully sell its products to end users outside of the nonresidential construction industry and posted an 11% increase in third-party sales. Operating income was essentially flat with the prior year as a result of margin pressures due to lower steel sales prices.
The Buildings group’s revenues increased 10% year-over-year, and operating profit was $7.9 million, representing a 353% improvement over the prior year. Performance resulted from the cost reduction initiatives and efficiency measures taken by the Company as well as commercial discipline in a rapidly changing steel price environment.
Market Commentary
Nonresidential construction activity measured in square feet declined significantly from the comparable period in 2010. McGraw-Hill reported that new construction activity measured in square feet was down 15% in the third quarter of the Company’s fiscal 2011 compared to the same period of 2010. For the first seven months of calendar 2011, however, NCI’s traditionally strong manufacturing market increased 21% compared to a 9% decline for the overall nonresidential market, as reported in McGraw-Hill’s July data.
After nine consecutive months of growth above 50, the American Institute of Architect’s Architectural Billing Index for the commercial and industrial sector has been below 50 for four months through July 2011. The momentum from the nine months of growth, coupled with the increase in demand for the manufacturing and warehousing buildings which often have less architectural involvement than other building types, should positively impact future recovery.
Recent Development
As previously reported, the Company’s ability to pay cash dividends on its Series B Cumulative Convertible Participating Preferred Stock is limited by the terms of the Company’s credit facility. If not paid in cash at an 8% rate, the Company has the option to pay the dividend in-kind (or “PIK”) at 12%. With respect to the upcoming dividend payment on September 15, 2011, the Company has successfully negotiated an agreement with the holders of the preferred stock to pay the dividend in-kind at the lower rate of 8%. The determination of cash payment versus PIK of the preferred dividends will be made each quarter, and there is no assurance that the holders of preferred stock will agree to this lower rate of 8% in future periods.
Outlook
“We are encouraged by our third quarter performance, which was achieved within a business environment that remains very challenging, and by the activity that we are seeing in our Buildings group, especially in the more complex design/build projects where we excel,” Mr. Chambers said. “We expect our fourth quarter operating profitability to exceed that of the third, similar to the normal seasonal patterns that we have experienced in the past. As a result, we reaffirm our expectation that we will produce significantly better results in the second half of fiscal 2011 than in the comparable 2010 period, and we believe we are well-positioned to demonstrate incremental improvement in our financial results driven by improved commercial discipline and the potential for continued operating leverage,” concluded Mr. Chambers.
The NCI Building Systems, Inc. third quarter conference call is scheduled for September 7, 2011, at 5:00 PM ET. Please call 1-800-860-2442 or 1-412-858-4600 to participate in the call. To listen to a live broadcast of the call over the Internet or to review the archived call, please visit the Company’s website at www.ncilp.com. To access the taped replay, please dial 1-877-344-7529 or 1-412-317-0088 and the passcode 10003446# when prompted. The Webcast archive and taped replay will both be available two hours after the call through September 14, 2011.
NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States and Mexico, with additional sales and distribution offices throughout the United States and Canada.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believe,” “guidance,” “potential,” “expect,” “should,” “will” and similar expressions. These forward-looking statements reflect our current expectations and/or beliefs concerning future events. The Company has made every reasonable effort to ensure that the information, estimates, forecasts and assumptions on which these statements are based are current, reasonable and complete. However, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially include, but are not limited to industry cyclicality and seasonality and adverse weather conditions; ability to service the Company’s debt; failure to comply with financial covenants contained in the Company’s debt instruments; fluctuations in customer demand and other patterns; raw material pricing and supply; competitive activity and pricing pressure; general business and economic conditions affecting markets we serve; current economic and financial crises in the U.S. and abroad; pending legal proceedings, claims and governmental proceedings; changes in laws or regulations; and the volatility of the Company’s stock price. See also the “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010, and in its subsequent Quarterly Reports on Form 10-Q which identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events, or otherwise.

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	July 31,	August 1,	July 31,	August 1,
	2011	2010	2011	2010
Sales	$262,138	$245,292	$677,789	$629,072
Cost of sales, excluding asset impairments (recovery)	205,348	194,999	536,641	504,765
Asset impairments (recovery)	(93)	(64)	(93)	849

Gross profit	56,883	50,357	141,241	123,458
	21.7%	20.5%	20.8%	19.6%

Engineering, selling, general and administrative expenses	50,889	48,730	151,227	142,367
Restructuring charges (recovery)	(575)	551	(575)	1,904

Income (loss) from operations	6,569	1,076	(9,411)	(20,813)

Interest income	26	32	103	69
Interest expense	(3,890)	(4,424)	(12,014)	(13,638)
Refinancing costs	—	—	—	(174)
Other income (expense), net	(112)	(204)	1,166	1,579

Income (loss) before income taxes	2,593	(3,520)	(20,156)	(32,977)
Benefit from income taxes	—	(221)	(6,795)	(11,536)

	0.0%	6.3%	33.7%	35.0%

Net income (loss)	$2,593	$(3,299)	$(13,361)	$(21,441)
Convertible preferred stock dividends and accretion	9,176	8,637	21,666	25,178
Convertible preferred stock beneficial conversion feature	6,494	4,583	8,040	246,052

Net loss applicable to common shares	$(13,077)	$(16,519)	$(43,067)	$(292,671)

Loss per common share:
Basic	$(0.71)	$(0.90)	$(2.35)	$(16.10)
Diluted	$(0.71)	$(0.90)	$(2.35)	$(16.10)
Weighted average number of common shares outstanding:
Basic	18,467	18,274	18,292	18,184
Diluted	18,467	18,274	18,292	18,184

Increase in sales	6.9%		7.7%

Gross profit percentage	21.7%	20.5%	20.8%	19.6%

Engineering, selling, general and administrative
expenses percentage	19.4%	19.9%	22.3%	22.6%

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	July 31,	October 31,
	2011	2010
	(Unaudited)
ASSETS
Cash and cash equivalents	$49,675	$77,419
Restricted cash	2,843	2,839
Accounts receivable, net	91,884	81,896
Inventories, net	116,324	81,386
Deferred income taxes	20,908	15,101
Income tax receivable	1,445	15,919
Prepaid expenses and other	15,555	13,923
Investments in debt and equity securities, at market	4,070	3,738
Assets held for sale	5,804	6,114

Total current assets	308,508	298,335

Property plant and equipment, net	208,783	214,453
Goodwill	5,200	5,200
Intangible assets, net	24,768	26,312
Other assets	12,686	16,224

Total assets	$559,945	$560,524

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Note payable	$730	$289
Accounts payable	91,839	70,589
Accrued compensation and benefits	32,514	31,731
Accrued interest	1,416	1,546
Other accrued expenses	49,961	46,723

Total current liabilities	176,460	150,878

Long-term debt	131,056	136,305
Deferred income taxes	10,275	10,947
Other long-term liabilities	4,801	4,820

Total long-term liabilities	146,132	152,072

Series B cumulative convertible participating preferred stock	267,497	256,870

Redeemable common stock	1,063	3,418

Common stock	924	921
Additional paid-in capital	240,141	255,248
Accumulated deficit	(270,307)	(256,946)
Accumulated other comprehensive loss	(1,965)	(1,937)

Total stockholders’ deficit	(31,207)	(2,714)

Total liabilities and stockholders’ deficit	$559,945	$560,524

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	For the Nine Months Ended
	July 31, 2011	August 1, 2010
Cash flows from operating activities:
Net loss	$(13,361)	$(21,441)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	25,249	26,017
Share-based compensation expense	5,132	3,578
Gain on embedded derivative	(19)	(930)
Loss on sale of property, plant and equipment	41	166
Refinancing costs	—	174
Provision for doubtful accounts	1,452	131
Asset impairments, net	(93)	849
Benefit from deferred income taxes	(6,227)	(580)
Changes in working capital:
Accounts receivable	(11,440)	924
Inventories	(34,938)	(33,774)
Income tax receivable	14,209	15,016
Prepaid expenses and other	(57)	1,424
Accounts payable	21,250	649
Accrued expenses	3,966	(13,868)
Other, net	283	920

Net cash provided by (used in) operating activities	5,447	(20,745)

Cash flows from investing activities:
Capital expenditures	(14,735)	(11,258)
Proceeds from sale of property, plant and equipment	582	760

Net cash used in investing activities	(14,153)	(10,498)

Cash flows from financing activities:
Payment of convertible notes	—	(59)
Proceeds from ABL Facility	43	241
Payments on ABL Facility	(43)	(246)
Decrease (increase) of restricted cash	(4)	10,141
Payment of cash dividends on Convertible Preferred Stock	(11,039)	—
Payments on term loan	(5,250)	(13,695)
Payments on note payable	(1,105)	(1,289)
Payments on other long-term debt	—	(190)
Payment of financing costs	(100)	(50)
Purchase of treasury stock	(1,477)	(381)

Net cash used in financing activities	(18,975)	(5,528)

Effect of exchange rate changes on cash and cash equivalents	(63)	(5)

Net decrease in cash and cash equivalents	(27,744)	(36,776)

Cash and cash equivalents at beginning of period	77,419	90,419

Cash and cash equivalents at end of period	$49,675	$53,643

NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
(Unaudited)
(In thousands)

	Three Months Ended		Three Months Ended		$	%
	July 31, 2011		August 1, 2010		Inc/(Dec)	Change
		% of		% of
		Total		Total
		Sales		Sales
Sales:
Metal coil coating	$54,472	16	$51,200	17	$3,272	6.4%
Metal components	116,050	36	115,507	37	543	0.5%
Engineered building systems	155,046	48	141,446	46	13,600	9.6%

Total sales	325,568	100	308,153	100	17,415	5.7%
Less: Intersegment sales	63,430	19	62,861	20	569	0.9%

Total net sales	$262,138	81	$245,292	80	$16,846	6.9%

		% of Total		% of Total
		Sales		Sales
Operating income (loss):
Metal coil coating	$5,219	10	$5,201	10	$18	0.3%
Metal components	6,545	6	10,567	9	(4,022)	-38.1%
Engineered building systems	7,877	5	(3,112)	(2)	10,989	353.1%
Corporate	(13,072)	—	(11,580)	—	(1,492)	-12.9%

Total operating income (loss) (% of net sales)	$6,569	3	$1,076	0	$5,493	510.5%

	Nine Months Ended		Nine Months Ended		$	%
	July 31, 2011		August 1, 2010		Inc/(Dec)	Change
		% of		% of
		Total		Total
		Sales		Sales
Sales:
Metal coil coating	$144,673	17	$134,990	17	$9,683	7.2%
Metal components	309,730	37	297,382	38	12,348	4.2%
Engineered building systems	386,248	46	356,787	45	29,461	8.3%

Total sales	840,651	100	789,159	100	51,492	6.5%
Less: Intersegment sales	162,862	19	160,087	20	2,775	1.7%

Total net sales	$677,789	81	$629,072	80	$48,717	7.7%

		% of		% of
		Total		Total
		Sales		Sales
Operating income (loss):
Metal coil coating	$13,041	9	$12,412	9	$629	5.1%
Metal components	14,298	5	17,971	6	(3,673)	-20.4%
Engineered building systems	2,313	1	(14,579)	(4)	16,892	115.9%
Corporate	(39,063)	—	(36,617)	—	(2,446)	-6.7%

Total operating income (loss) (% of net sales)	$(9,411)	(1)	$(20,813)	(3)	$11,402	54.8%

NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS)
 EXCLUDING SPECIAL CHARGES
FOR THE THREE MONTHS ENDED JULY 31, 2011 AND AUGUST 1, 2010
(Unaudited)
(In thousands)

	For the Three Months Ended July 31, 2011
			Engineered
	Metal Coil	Metal	Building
	Coating	Components	Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$5,219	$6,545	$7,877	$(13,072)	$6,569
Asset recovery	—	(93)	—	—	(93)
Restructuring recovery	—	—	(575)	—	(575)

“Adjusted” operating income (loss) (1)	$5,219	$6,452	$7,302	$(13,072)	$5,901

	For the Three Months Ended August 1, 2010
			Engineered
	Metal Coil	Metal	Building
	Coating	Components	Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$5,201	$10,567	$(3,112)	$(11,580)	$1,076
Restructuring charges	—	150	401	—	551
Asset impairments (recovery)	—	(78)	14	—	(64)

“Adjusted” operating income (loss) (1)	$5,201	$10,639	$(2,697)	$(11,580)	$1,563

(1)	The Company discloses a tabular comparison of “Adjusted” operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. “Adjusted” operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our consolidated statement of operations.

NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS)
 EXCLUDING SPECIAL CHARGES
FOR THE NINE MONTHS ENDED JULY 31, 2011 AND AUGUST 1, 2010
(Unaudited)
(In thousands)

	For the Nine Months Ended July 31, 2011
			Engineered
	Metal Coil	Metal	Building
	Coating	Components	Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$13,041	$14,298	$2,313	$(39,063)	$(9,411)
Asset recovery	—	(93)	—	—	(93)
Restructuring recovery	—	—	(575)	—	(575)
Pre-acquisition contingency adjustment	—	—	252	—	252
Increase in actuarial determined general liability self-insurance reserve	—	2,398	—	—	2,398

“Adjusted” operating income (loss) (1)	$13,041	$16,603	$1,990	$(39,063)	$(7,429)

	For the Nine Months Ended August 1, 2010
			Engineered
	Metal Coil	Metal	Building
	Coating	Components	Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$12,412	$17,971	$(14,579)	$(36,617)	$(20,813)
Restructuring charges	—	415	1,489	—	1,904
Asset impairments (recovery)	—	(74)	923	—	849

“Adjusted” operating income (loss) (1)	$12,412	$18,312	$(12,167)	$(36,617)	$(18,060)

(1)	The Company discloses a tabular comparison of “Adjusted” operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. “Adjusted” operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our consolidated statement of operations.

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AMORTIZATION AND OTHER NONCASH ITEMS (“ADJUSTED EBITDA”)
(Unaudited)
(In thousands)

	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	Trailing 12 Months
	October 31,	January 30,	May 1,	July 31,	July 31,
	2010	2011	2011	2011	2011
Net income (loss)	$(5,436)	$(12,725)	$(3,229)	$2,593	$(18,797)
Add:
Depreciation and amortization	7,309	7,236	7,187	7,187	28,919
Consolidated interest expense, net	4,258	4,177	3,870	3,864	16,169
Benefit from income taxes	(1,794)	(5,009)	(1,786)	—	(8,589)
Non-cash charges:
Stock-based compensation	1,375	1,685	1,671	1,776	6,507
Asset impairments (recovery)	221	—	—	(93)	128
Embedded derivative	(7)	(7)	(6)	(6)	(26)
Pre-acquisition contingency adjustment	178	252	—	—	430
Cash restructuring charges (recovery)	1,628	—	—	(575)	1,053
Transaction costs	(250)	—	—	—	(250)

Adjusted EBITDA (1)	$7,482	$(4,391)	$7,707	$14,746	$25,544

	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	Trailing 12 Months
	November 1,	Jan 31,	May 2,	August 1,	August 1,
	2009	2010	2010	2010	2010
Net income (loss)	$(101,851)	$(10,486)	$(7,656)	$(3,299)	$(123,292)
Add:
Depreciation and amortization	7,640	7,521	7,480	7,457	30,098
Consolidated interest expense, net	9,578	4,507	4,670	4,392	23,147
Benefit from income taxes	(7,495)	(5,779)	(5,536)	(221)	(19,031)
Non-cash charges:
Stock-based compensation	1,045	801	1,403	1,374	4,623
Asset impairments (recovery)	347	1,029	(116)	(64)	1,196
Embedded derivative	—	(919)	(4)	(7)	(930)
Cash restructuring charges	1,564	524	829	551	3,468
Transaction costs	107,718	174	—	—	107,892

Adjusted EBITDA (1)	$18,546	$(2,628)	$1,070	$10,183	$27,171

(1)	On October 20, 2009, the Company amended and restated its Term Note facility which defines adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments, lower of cost or market charges and stock compensation as well as certain non-recurring charges. As such, the historical information is presented in accordance with the definition above. Concurrent with the amendment and restatement of the Term Note facility, the Company entered into an Asset-Backed Lending facility which has substantially the same definition of adjusted EBITDA except that the ABL facility caps certain non-recurring charges. The Company is disclosing adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
“ADJUSTED” LOSS PER DILUTED COMMON SHARE AND NET LOSS COMPARISON
(Unaudited)

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	July 31,	August 1,	July 31,	August 1,
	2011	2010	2011	2010
Loss per diluted common share, GAAP basis	$(0.71)	$(0.90)	$(2.35)	$(16.10)
Refinancing costs, net of taxes	—	—	—	0.01
Convertible preferred stock beneficial conversion feature	0.35	0.25	0.44	13.53
Restructuring charges (recovery), net of taxes	(0.02)	0.01	(0.02)	0.07
Asset impairments (recovery), net of taxes	(0.00)	(0.00)	(0.00)	0.03
Gain on embedded derivative, net of taxes	(0.00)	(0.00)	(0.00)	(0.03)
Increase in actuarial determined general liability self-insurance reserve, net of taxes	—	—	0.08	—
Pre-acquisition contingency adjustment, net of taxes	—	—	0.01	—

“Adjusted” loss per diluted common share (1)	$(0.38)	$(0.64)	$(1.85)	$(2.49)

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	July 31,	August 1,	July 31,	August 1,
	2011	2010	2011	2010
Net loss applicable to common shares, GAAP basis	$(13,077)	$(16,519)	$(43,067)	$(292,671)
Refinancing costs, net of taxes	—	—	—	113
Convertible preferred stock beneficial conversion feature	6,494	4,583	8,040	246,052
Restructuring charges (recovery), net of taxes	(354)	358	(354)	1,237
Asset impairments (recovery), net of taxes	(57)	(42)	(57)	552
Gain on embedded derivative, net of taxes	(4)	(5)	(12)	(605)
Increase in actuarial determined general liability self-insurance reserve, net of taxes	—	—	1,477	—
Pre-acquisition contingency adjustment, net of taxes	—	—	181	—

“Adjusted” net loss applicable to common shares (1)	$(6,998)	$(11,625)	$(33,792)	$(45,322)

(1)	The Company discloses a tabular comparison of “Adjusted” loss per diluted common share and net loss, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. “Adjusted” loss per diluted common share and net loss should not be considered in isolation or as a substitute for loss per diluted common share and net loss as reported on the face of our consolidated statement of operations.

NCI Building Systems, Inc.
Reconciliation of Segment Sales to Third Party Segment Sales (Internal Information)
(Unaudited)
(In thousands)

	3rd Qtr 2011		3rd Qtr 2010		Inc/(Dec)	% Change
Metal Coil Coating
Total Sales	54,472	16%	51,200	17%	3,272	6%
Less: Intersegment sales	34,651		33,315		1,336	4%

Third Party Sales	19,821	8%	17,885	7%	1,936	11%

Operating Income (Loss)	5,219	26%	5,201	29%	18	0%

Metal Components
Total	116,050	36%	115,507	37%	543	0%
Less: Intersegment sales	23,049		26,090		(3,041)	-12%

Third Party Sales	93,001	35%	89,417	37%	3,584	4%

Operating Income (Loss)	6,545	7%	10,567	12%	(4,022)	-38%

Engineered Building Systems
Total	155,046	48%	141,446	46%	13,600	10%
Less: Intersegment sales	5,730		3,456		2,274	66%

Third Party Sales	149,316	57%	137,990	56%	11,326	8%

Operating Income (Loss)	7,877	5%	(3,112)	-2%	10,989	353%

Consolidated
Total	325,568	100%	308,153	100%	17,415	6%
Less: Intersegment sales	63,430		62,861		569	1%

Third Party Sales	262,138	100%	245,292	100%	16,846	7%

Operating Income (Loss)	6,569	3%	1,076	0%	5,493	511%

	YTD		YTD			%
	3rd Qtr 2011		3rd Qtr 2010		Inc/(Dec)	Change
Metal Coil Coating
Total Sales	144,673	17%	134,990	17%	9,683	7%
Less: Intersegment sales	90,674		87,201		3,473	4%

Third Party Sales	53,999	8%	47,789	8%	6,210	13%

Operating Income (Loss)	13,041	24%	12,412	26%	629	5%

Metal Components
Total	309,730	37%	297,382	38%	12,348	4%
Less: Intersegment sales	60,100		63,451		(3,351)	-5%

Third Party Sales	249,630	37%	233,931	37%	15,699	7%

Operating Income (Loss)	14,298	6%	17,971	8%	(3,673)	-20%

Engineered Building Systems
Total	386,248	46%	356,787	45%	29,461	8%
Less: Intersegment sales	12,088		9,435		2,653	28%

Third Party Sales	374,160	55%	347,352	55%	26,808	8%

Operating Income (Loss)	2,313	1%	(14,579)	-4%	16,892	116%

Consolidated
Total	840,651	100%	789,159	100%	51,492	7%
Less: Intersegment sales	162,862		160,087		2,775	2%

Third Party Sales	677,789	100%	629,072	100%	48,717	8%

Operating Income (Loss)	(9,411)	-1%	(20,813)	-3%	11,402	55%

CONTACT:
Betsy Brod or Lynn Morgen, both of MBS Value Partners
+1-212-750-5800, for NCI Building Systems, Inc.